Exhibit 4.8

Sound Surgical Technologies LLC

SUBSCRIPTION DOCUMENTS

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SOUND SURGICAL TECHNOLOGIES LLC

The offer and sale of Membership Units in Sound Surgical Technologies LLC is made only to accredited investors as defined in Regulation D, Rule 501(a) under the Securities Act of 1933.

Please refer to the following checklist:

1.	Document S-1 Subscription Agreement. One copy is enclosed.

2.	Document S-2 Subscription Agreement Signature Pages. There are two sets of Signature Pages. Complete, sign and return to the Company TWO sets of Subscription Agreement Signature Pages. If your subscription is accepted, one set will be signed by the Company and returned to you.

3.	Document S-3 Purchasers Questionnaire. One copy must be completed and signed by each person who invests in the Company. Investors other than the individuals must indicate the nature of the entity subscribing and the title (authority) of person signing on behalf of the entity.

4.	Document S-4 Agreement to Accede to the Operating Agreement of Sound Surgical Technologies LLC. Complete, sign and return to the Company TWO sets of this document. If your subscription is accepted, one set will be signed by the Company and returned to you.

5.	A check in the amount of $10,000.00 per Unit should be made payable to “Sound Surgical Technologies LLC” and sent with all documents listed above and any other material required pursuant to such documents, to:

  Sound Surgical Technologies LLC

  357 So. McCaslin Blvd., Suite 100

  Louisville, CO 80027-2932

Prospective subscribers having questions concerning completion of these documents should contact: Douglas D. Foote at (303) 926-8608.

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Confidential

Required By Law

DOCUMENT S-1

SOUND SURGICAL TECHNOLOGIES LLC

SUBSCRIPTION AGREEMENT

Sound Surgical Technologies LLC

357 So. McCaslin Blvd., Suite 100

Louisville, CO 80027-2932

In this Subscription Agreement, “I”, “me” or “the Investor” refers to each individual investor executing this Subscription Agreement or the legal entity investor on behalf of which it is executed, as the case may be. If this Subscription Agreement is executed on behalf of a legal entity, those terms refer only to the legal entity and not to the person individually who signs on behalf of the legal entity. I acknowledge that I have received and read that Confidential Private Placement Memorandum dated January 19, 2004 and Amendment No. 1 dated September 15, 2004.

You have informed me that: (a) Sound Surgical Technologies LLC (the “Company”) is a limited liability company formed in July 1998 under the laws of the state of Colorado; (b) the Company conducts the business of the design, development, manufacture, and sale or placement on a fee-per-use licensing basis of ultrasonic surgical devices and ancillary products; (c) the Company intends to sell up to 346 Membership Units (“Units”) in this offering and may make subsequent offerings of the Company’s Units; (d) the price per Unit is $10,000.00; and (e) the Company may decline to accept any or all subscriptions tendered to it.

1. Subscription. Subject to the terms and conditions of this Subscription Agreement, I tender to the Company payment of $                 (the “Funds”) simultaneously with delivery to the Company of this Agreement. Tender of the Funds and this Agreement will be effective only upon receipt by the Company. This subscription is irrevocable and I may not revoke, terminate, or cancel it. I understand that, subject to applicable state law, if any, the Funds will become assets of the Company and will not be returned to me under any circumstances unless the Company does not accept my subscription.

2. Acceptance of this Agreement. The Company has the right to reject this Agreement if it reasonably believes that the Investor is not an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Act”), or for any other reason. The Company’s acceptance is made only by the execution of this Agreement by the Company in the space provided below.

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3.	Representations and Warranties of the Investor. I represent and warrant to the Company as follows:

(a)	(1) I can bear the economic risk of losing my entire investment and can afford to hold the investment for an indefinite period of time.

(2) I understand that the Units are not readily marketable. My overall investment in the Units and other investments I hold which are not readily marketable are not disproportionate to my net worth.

(3) I have adequate means of providing for my current needs and personal contingencies and have no need for liquidity in my investment in the Units.

(4) I am not utilizing any person to be my Purchaser Representative (as defined in Rule 501(h) under the Act) in connection with the evaluation of the merits and risks of purchasing the Units. I have such knowledge and experience in financial and business matters and experience in investments that I am capable of evaluating the merits and risks of the prospective investment.

(5) I qualify as an accredited investor because I satisfy at least one of the following criteria. The information regarding my qualification as an accredited investor stated in my pre-qualification letter that I previously delivered to the Company is true and correct on the date of this Subscription Agreement:

a. Any natural person whose individual net worth, or whose joint net worth with his or her spouse, at the time of purchase of the Units, exceeds $1,000,000;

b. Any natural person who had individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

c. Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(2) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered

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under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of that Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors;

d. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

e. Any organization described in Section 501(c)(3) of the Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

f. Any director or executive officer of the Company;

g. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D under the Act; and

h. Any entity in which all of the equity owners are accredited investors.

(b)	The address set forth below is my true and correct residence (if the Investor is an individual) or principal place of business (if the Investor is a legal entity), and I have no present intention of become a resident of or changing my principal place of business, as the case may be, to any other state or jurisdiction.

(c)	I have had the opportunity to ask questions of, and receive answers from, the Company concerning the terms of an investment in the Units, and to request and receive additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary for me to answer to my satisfaction any questions I have about the Company, its business, its management and this investment. I confirm that all documents, records, and other information pertaining to the investment in the Company that I

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have requested have been made available or delivered to me.

(d)	I understand that the Units have not been registered under the Act or any state securities laws in reliance on an exemption from registration. I am purchasing the Units without relying on any offering literature.

(e)	The Units for which I hereby subscribe are being acquired solely for my own account, for investment, and are not being purchased with a view to, or for, resale, distribution, subdivision or fractionalization of those Units, and I have no agreement or arrangement whatsoever for any such resale, distribution, subdivision or fractionalization of such Units nor the intention to enter into any such agreement or arrangement.

(f)	I acknowledge and am aware of the following:

(1)	The Units are a speculative investment and involve a high degree of risk. I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of such a speculative investment.

(2)	There are substantial restrictions on the transferability of the Units:

•	Under the terms of the Company’s Operating Agreement, by which I must consent to be bound as a condition to being able to purchase the Units, the Units cannot be transferred for a period of one year after I purchase them;
•	In any event, the Units cannot be transferred unless they are registered under the Act, or an exemption from such registration is available and established to the satisfaction of the Company;
•	Investors in the Company have no rights to require that the Units be registered under the Act;
•	There will be no public market for the Units.

I may have to hold the Units indefinitely and it may not be possible for me to liquidate my investment in the Company, regardless of the financial need I may experience in the future.

(3)	The tax effects of my investment in the Company are not susceptible to absolute prediction, and new developments and rulings of the Internal Revenue Service, audit adjustments, court decisions or legislative changes may have an adverse effect on one or more of the tax consequences which I or the Company seek.

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(4)	The Company plans to make no distributions, including dividends, to investors. There can be no assurance that I will realize any profit as a result of my investment in the Company, and I may lose my entire investment.

(5)	The financial projections, if any, furnished to me are based on assumptions only, and there can be no assurance that the Company will achieve all or any of its projections.

(h)	I am familiar with the type of investment that the Units constitute, and I have reviewed the purchase of the Units subscribed for in this Agreement with my tax and legal counsel and investment advisers to the extent I deemed necessary or advisable. The nature of the Units and the amount of this purchase are consistent with my overall investment program and financial position.

(i)	The statements and information provided in the Purchaser Questionnaire which accompanies this Subscription Agreement and all other information provided by me are complete accurate in all respects.

The representations and warranties above are true and accurate as of the date of this Agreement and shall survive the delivery of the Funds and issuance of the Units. I agree to notify the Company promptly in writing if I discover that any representation or warranty given above is untrue or inaccurate.

4. Indemnification. I understand the meaning and legal consequences of the representations and warranties contained in paragraph 3, above; that the Company is relying on the accuracy of those representations and warranties; and that I would not be permitted to purchase any Units if the Company knew that any representation or warranty was materially false. Accordingly, I hereby agree to indemnify and hold harmless the Company and its members, managers, officers, and agents from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty I have made in this Agreement.

I hereby affirm my Subscription to the purchase of Units as described this Agreement and acknowledge that I understand of all the terms and provisions of the Memorandum and this Agreement and agree to be bound by all of the terms and conditions of this Agreement.

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Confidential

Required By Law

DOCUMENT S-2

SOUND SURGICAL TECHNOLOGIES LLC

SUBSCRIPTION AGREEMENT SIGNATURE PAGES

[You Must Complete, Sign, and Submit TWO Sets of Signature Pages.]

Investor #1	Investor #2 (if any)
Name:	Name:

Number of Units Subscribed:	Aggregate Price of Units Subscribed (at $10,000.00 per Unit):

Units	$

Amount of Check Enclosed:	Taxpayer Identification or Social Security Number(s):
$

Indicate below type of ownership (check one):

___ Individual Ownership	___ Tenants in Common (if more than one investor) (Both parties must sign with the designation “TIC” following each signature.)
___ Joint Tenants with Rights of Survivorship (Both parties must sign with the designation “JTWROS” following each signature.)
___ Partnership
___ Community Property	(Signature of general partner required.)

___ Corporation (Must be executed by an authorized corporate officer.)	___ Trust—Name of Trust:

___ Other	Date Trust Formed:

(State nature of entity and provide evidence of the authority of the authority of the person signing.)	Name of Trustee:

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Required By Law

Signatures

Date:
Name of Investor (Individual or Entity) [Type or Print]

Witness:	Signature of Investor or Authorized Representative of Entity

Title (if Authorized Representative)

[Complete This Section Only if There is More Than One Investor.]

Name of Second Investor (if more than one) [Type or Print]

Witness:	Signature of Second Investor

[All Investors Must Complete This Section.]

Address of Investor’s Residence (Individual) or Principal Place of Business (Entity)	Investor Mailing Address (if different from residence or principal business):

Number and Street	Number and Street

City, State and Zip Code	City, State and Zip Code

Telephone Numbers:	Office:

Home:	Fax:

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Confidential

Required By Law

TO BE COMPLETED BY THE COMPANY

Subscription for                     -     -                                     Units

Totaling $                     ,000.00

By

Accepted as of             , 2004. Registration No.

SOUND SURGICAL TECHNOLOGIES LLC

By:
Douglas D. Foote, Manager

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Confidential

Required By Law

DOCUMENT S-2

SOUND SURGICAL TECHNOLOGIES LLC

SUBSCRIPTION AGREEMENT SIGNATURE PAGES

[You Must Complete, Sign, and Submit TWO Sets of Signature Pages.]

Investor #1	Investor #2 (if any)
Name:	Name:

Number of Units Subscribed:	Aggregate Price of Units Subscribed (at $10,000.00 per Unit):

Units	$

Amount of Check Enclosed:	Taxpayer Identification or Social Security Number(s):

$

Indicate below type of ownership (check one):

Individual Ownership	Tenants in Common (if more than one investor) (Both parties must sign with the designation “TIC” following each signature.) Partnership
Joint Tenants with Rights of Survivorship (Both parties must sign with the designation “JTWROS” following each signature.)
Community Property	(Signature of general partner required.)

Corporation (Must be executed by an authorized corporate officer.)	Trust - Name of Trust:

Other	Date Trust Formed:
(State nature of entity and provide evidence of the authority of the authority of the person signing.)	Name of Trustee:

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Confidential

Required By Law

Signatures

Date:	Name of Investor (Individual or Entity) [Type or Print]

Witness:	Signature of Investor or Authorized Representative of Entity

Title (if Authorized Representative)

[Complete This Section Only if There is More Than One Investor.]

Name of Second Investor (if more than one) [Type or Print]

Witness:	Signature of Second Investor

[All Investors Must Complete This Section.]

Address of Investor’s Residence (Individual) or Principal Place of Business (Entity)	Investor Mailing Address (if different from residence or principal business):

Number and Street	Number and Street

City, State and Zip Code	City, State and Zip Code

Telephone Numbers:	Office:

Home:	Fax:

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Confidential

Required By Law

TO BE COMPLETED BY THE COMPANY

Subscription for                             -         -                                 Units

Totaling $            ,000.00

Accepted as of                                                  , 2004.

SOUND SURGICAL TECHNOLOGIES LLC

By:

            Douglas D. Foote, Manager

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Confidential

Required By Law

DOCUMENT S-3

SOUND SURGICAL TECHNOLOGIES LLC

PURCHASER QUESTIONNAIRE

The purpose of this Questionnaire is to provide information as to the suitability of subscribers pursuant to the requirements of Section 4(2) of the Securities Act of 1993, as amended (the “Act”), as interpreted by Regulation D. The Units of Sound Surgical Technologies LLC, a Colorado limited liability company, will not be registered under the Act in reliance upon the exemption from registration provided by Section 4(2) of the Act and Regulation D.

All subscribers must complete PARTS A and D.

All subscribers who are natural persons must complete PART B.

All subscribers other than natural persons must complete PART C.

If the subscriber is a CORPORATION, Parts A, C and D must be completed by the authorized officer making the investment decision of behalf of the corporation. If the subscriber is a TRUST, Parts A, C and D must be completed by the trustee on behalf of the trust, and each grantor of the trust must complete a copy of this Questionnaire, Parts A, B and D as an individual (natural person). If the subscriber is a PARTNERSHIP, each partner must complete a copy of this Questionnaire, Parts A, B and D, as an individual (natural person), and one partner must complete Parts A, C and D on behalf of the partnership.

If the subscriber is a trust for a pension or profit sharing plan where a SEGREGATED ACCOUNT is provided for each plan participant and such participant has the power to direct and is directing the investment choice (to the extent of voluntary contributions and vested employer contributions), the PLAN PARTICIPANT must complete Parts A, B and D as an individual (natural person).

ALL INFORMATION DISCLOSED IN THIS QUESTIONNAIRE WILL BE MAINTAINED IN STRICT CONFIDENCE. However, by signing this Questionnaire, you agree that the Company may present this Questionnaire to such persons or governmental agencies as it deems appropriate to establish an exemption from registration under the Act or applicable state securities laws.

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Confidential

Required By Law

PART A

(to be completed by all subscribers)

Name of Subscriber:

INITIAL

I am not relying upon the advice of a Purchaser Representative in making any investment decision to purchase Units in Sound Surgical Technologies LLC. I am an accredited investor as defined in Regulation D, Rule 501(a) under the Securities Act of 1933 and I have sufficient knowledge and experience in financial business matters to be capable of evaluating the merits and risks of this offering and making an informed investment decision. I am offering as evidence of my knowledge and experience in these matters the information indicated below.

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Confidential

Required By Law

PART B

(to be completed only by subscribers who are natural individuals)

1.	Financial Information

(a) Do you have adequate means of providing for your current needs and personal contingencies and have no need for liquidity in your investment?

Yes              No

(b) Are you able to bear the economic risk of an investment in the Company of the size contemplated, including a complete loss of your investment?

Yes              No

2.	Status as Accredited Investor

The following questions establish whether or not you are an “accredited investor” as that term is defined in Regulation D by virtue of meeting any of the following criteria.

(a) Does your net worth (inclusive of home, furnishings and automobile(s) or the joint net worth of you and your spouse (if any), exceed $1,000,000 at the present time?

Yes              No

(b) (1) Did your individual income in each of the last two years exceed $200,000 or did your joint income with your spouse in each of the last two years exceed, and (2) do you expect to have this year an individual income in excess of $200,000 or joint income with your spouse in excess of $300,000?

(For this purpose, income is computed by adding the following items to adjusted gross income as computed for federal income tax purposes (but not including any amounts attributable to a spouse or property owned by a spouse): any deductions for long-term capital gain or depletion, any exclusion of interest earned on tax-exempt bonds, any losses allocated from limited partnership, amounts contributed to an IRA or Keogh retirement plan and alimony payments.)

Yes              No

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3.	If your answer to 2(a) and 2(b) is “NO”, does your net worth (excluding your home, furnishings and autos) or does the joint net worth of you and your spouse equal at least ten times the amount of your subscription?

Yes              No

4.	Answer only if your answer to 2(a) or 2(b) is “NO.”

My gross income (individually or jointly with spouse) from all sources for 2003 was $                            .

My estimated gross income (individually or jointly with spouse) from all sources for 2004 is $                            .

5.	Have you previously made one or more investments of this magnitude in newly formed companies or companies carrying similar risks?

Yes              No

6.	If your answer to question 5 is “NO”, please describe for each of at least three of your investments in at least the amount for which you are subscribing:
•	the name of the business entity in which you invested;
•	the type of security you purchased (e.g., stock, limited liability company interest, partnership interest, etc.);
•	the field of business in which the business entity operates;
•	the date of your investment;
•	the amount of your investment;
•	whether or not you used a purchaser’s representative to evaluate the investment.

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Required By Law

PART C

(to be completed only by subscribers

other than natural persons)

1.	General Information

(a) Type of institution (bank, insurance company, business corporation, pension plan, partnership, trust, etc.

_______________________________________________________________________________________

(b) Date of formation: ____________________________________________________

2.	Accredited Investor Status

Is the subscriber an “accredited investor” as that term is defined in Regulation D under the Securities Act of 1933 (the “Act”) by virtue of being any of the following?

(a) A bank as defined in Section 3(a)(2) of Act or a savings and loan association or other institution as defined in Section 3(a)(2) of the Act, whether acting in its individual or a fiduciary capacity?

Yes              No

(b) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934?

Yes              No

(c) An insurance company as defined in Section 2(13) of the Act?

Yes              No

(d) An investment company registered under the Investment Company Act of 1940?

Yes              No

(e) A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940?

Yes              No

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(f) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958?

Yes              No

(g) An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 for which the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plant has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons who are “accredited investors”?

Yes              No

(h) A private business developed company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940?

Yes              No

(i) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000?

Yes              No

(j) A trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D under the Act?

Yes              No

(k) An entity, all of the equity owners of which are “accredited investors”?

Yes              No

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PART D

(to be completed by all subscribers)

[Initial on each line.]

____	(a)

The Purchaser Questionnaire is true, complete and accurate and may be relied upon by the Company and its managers and officers in determining my suitability as a purchaser of Units in Sound Surgical Technologies LLC;

____	(b)	I understand that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against me for damages; and

____	(c)	I will notify the Company immediately of any material change in any of such information occurring prior to the acceptance of my subscription.

IN WITNESS WHEREOF, I have initialed the statements above and executed this Purchaser Questionnaire.

Date:
Name of Investor (Individual or Entity) [Type or Print]

Witness:
Signature of Investor or Authorized Representative of Entity

Title (if Authorized Representative)

[Complete This Section Only if There is More Than One Investor.]

Name of Second Investor (if more than one) [Type or Print]

Witness:
Signature of Second Investor

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Document S-4

[complete, sign and return TWO sets of this document]

Agreement to Accede to the Operating Agreement of

Sound Surgical Technologies LLC

This Agreement to Accede to the Operating Agreement of Sound Surgical Technologies LLC (“Agreement”) is made between the individual or entity named below (“Subscriber”), and Sound Surgical Technologies LLC (“SST”), a Colorado limited liability company.

Subscriber desires to become a member of SST and party to the Operating Agreement of SST dated July 31, 1998, as amended (the “Operating Agreement”), subject to acceptance by SST of Subscriber’s subscription to the Membership Units offered by SST’s Private Placement Memorandum dated January 19, 2004, as amended by Amendment No. 1 dated September 15, 2004 (the “Subscription”). Acceptance by SST of the Subscription shall constitute approval of Subscriber’s membership in SST by the Management Committee of SST.

Now, therefore, in consideration of the foregoing, of the mutual agreements below, and of the admission of Subscriber to membership in SST, Subscriber and SST agree as follows:

Subscriber represents and warrants to SST that Subscriber has received a copy of the Operating Agreement, has reviewed the same, understands its contents, has had the opportunity to have the Operating Agreement reviewed by and explained to Subscriber by a lawyer of Subscriber’s choice, has had the opportunity to ask any questions of SST Subscriber wishes regarding the Operating Agreement and has received answers satisfactory to Subscriber in each case.

Subject to acceptance by SST of the Subscription, Subscriber hereby accedes to, and agrees to and accepts all of the provisions of and obligations of a Member under, and becomes party to, the Operating Agreement.

SST hereby acknowledges the admission of Subscriber as a Member of SST.

In witness whereof, Subscriber has executed and delivered this Agreement or caused its execution and delivery by its agent duly authorized for such purpose, and SST has caused the execution and delivery of this Agreement by its Manager duly authorized for such purpose, effective the date of execution of this Agreement by SST.

Sound Surgical Technologies LLC
Name of Subscriber [type or print]

By
Signature of Subscriber or Authorized Representative of Entity		Douglas D. Foote, Manager

	Date:	, 2004
Title (if Authorized Representative)

S-4 / A-1

[Complete This Section Only if There is More Than One Subscriber.]

Name of Second Subscriber
(if more than one) [type or print]

Signature of Second Subscriber

S-4 / A-2

Document S-4

[complete, sign and return TWO sets of this document]

Agreement to Accede to the Operating Agreement of

Sound Surgical Technologies LLC

This Agreement to Accede to the Operating Agreement of Sound Surgical Technologies LLC (“Agreement”) is made between the individual or entity named below (“Subscriber”), and Sound Surgical Technologies LLC (“SST”), a Colorado limited liability company.

Subscriber desires to become a member of SST and party to the Operating Agreement of SST dated July 31, 1998, as amended (the “Operating Agreement”), subject to acceptance by SST of Subscriber’s subscription to the Membership Units offered by SST’s Private Placement Memorandum dated January 19, 2004, as amended by Amendment No. 1 dated September 15, 2004 (the “Subscription”). Acceptance by SST of the Subscription shall constitute approval of Subscriber’s membership in SST by the Management Committee of SST.

Now, therefore, in consideration of the foregoing, of the mutual agreements below, and of the admission of Subscriber to membership in SST, Subscriber and SST agree as follows:

Subscriber represents and warrants to SST that Subscriber has received a copy of the Operating Agreement, has reviewed the same, understands its contents, has had the opportunity to have the Operating Agreement reviewed by and explained to Subscriber by a lawyer of Subscriber’s choice, has had the opportunity to ask any questions of SST he wishes regarding the Operating Agreement and has received answers satisfactory to Subscriber in each case.

Subject to acceptance by SST of the Subscription, Subscriber hereby accedes to, and agrees to and accepts all of the provisions of and obligations of a Member under, and becomes party to, the Operating Agreement.

SST hereby acknowledges the admission of Subscriber as a Member of SST.

In witness whereof, Subscriber has executed and delivered this Agreement or caused its execution and delivery by its agent duly authorized for such purpose, and SST has caused the execution and delivery of this Agreement by its Manager duly authorized for such purpose, effective the date of execution of this Agreement by SST.

Sound Surgical Technologies LLC
Name of Subscriber [type or print]

By
Signature of Subscriber or Authorized Representative of Entity		Douglas D. Foote, Manager

	Date:	, 2004
Title (if Authorized Representative)

S-4 / B-1

[Complete This Section Only if There is More Than One Subscriber.]

Name of Second Subscriber
(if more than one) [type or print]

Signature of Second Subscriber

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